UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                        PennFed Financial Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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[X]  No fee required.
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1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:

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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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          2)   Form, Schedule or Registration Statement No.:

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          4)   Date Filed:

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

                                                September 25, 2000

Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of PennFed Financial Services, Inc., we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The Meeting will be held at 10:00 a.m., local time, on Wednesday, October 25, 2000, at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey.

     An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon (i) the election of two directors of the Company and (ii) the ratification of the appointment of the Company's auditors. In addition, the Meeting will include management's report to you on the Company's 2000 financial and operating performance.

     We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

     Your Board of Directors and management are committed to the continued success of PennFed Financial Services, Inc., and the enhancement of your investment. As President, I want to express my appreciation for your confidence and support.

                                               Very truly yours,




                                               Joseph L. LaMonica
                                               President and Chief
                                               Executive Officer

                        PENNFED FINANCIAL SERVICES, INC.
                              622 Eagle Rock Avenue
                       West Orange, New Jersey 07052-2989
                                 (973) 669-7366

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on October 25, 2000

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of PennFed Financial Services, Inc. (the "Company") will be held at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey, at 10:00 a.m., local time, on Wednesday, October 25, 2000.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

          1.   The election of two directors of the Company;

          2. The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending June 30, 2001;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 8, 2000 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for stockholders at the offices of the Company during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete and sign the enclosed Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                           By Order of the Board of Directors




                                           William C. Anderson
                                           Chairman of the Board

West Orange, New Jersey
September 25, 2000

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED
IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                        PENNFED FINANCIAL SERVICES, INC.
                              622 Eagle Rock Avenue
                       West Orange, New Jersey 07052-2989
                                 (973) 669-7366

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 25, 2000

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of PennFed Financial Services, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey, on Wednesday, October 25, 2000, at 10:00 a.m., local time, and all adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are first being mailed to stockholders on or about September 25, 2000. Certain of the information provided in this Proxy Statement relates to Penn Federal Savings Bank ("Penn Federal" or the "Bank"), a wholly owned subsidiary of the Company.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of two directors of the Company and (ii) the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending June 30, 2001.

Vote Required and Proxy Information

     All shares of the Company's common stock represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees named in this Proxy Statement and for the ratification of the appointment of Deloitte & Touche LLP. The Company does not know of any matters, other than as described in the Notice of Annual Meeting of Stockholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the Board of Directors, as proxy for the stockholder, will have the discretion to vote on such matters in accordance with its best judgment.

     Directors will be elected by a plurality of the votes cast. The ratification of the appointment of Deloitte & Touche LLP as the Company's auditors requires the affirmative vote of a majority of the votes cast on the matter. In the election of directors, stockholders may either vote "FOR" both nominees for election or withhold their votes from either nominee or both nominees for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called "broker non-votes") in the election of directors will not be included in determining the number of votes cast. For the proposal to ratify the appointment of the independent auditors, stockholders may vote "FOR," "AGAINST" or "ABSTAIN" with respect to this proposal. Proxies marked to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the proposal. The holders of at least one-third of the outstanding shares of the common stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes will be counted for purposes of determining a quorum.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Patrick D. McTernan, Secretary, PennFed Financial Services, Inc., 622 Eagle Rock Avenue, West Orange, New Jersey 07052-2989.

Voting Securities and Certain Holders Thereof

     Stockholders of record as of the close of business on September 8, 2000 will be entitled to one vote for each share then held. As of that date, the Company had 8,122,313 shares of common stock issued and outstanding. The following table sets forth, as of September 8, 2000, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the common stock; (ii) each of the executive officers of the Company and the Bank who do not beneficially own more than five percent of the common stock but who are named in the "Summary Compensation Table" below; and (iii) all directors and executive officers of the Company and the Bank as a group. For information regarding the beneficial ownership of common stock by directors of the Company, see "Proposal I. Election of Directors--General."

                                                        Shares       Percent
                                                     Beneficially      of
                   Beneficial Owner                     Owned         Class
------------------------------------------------     ------------    -------
PennFed Financial Services, Inc.                       919,053(1)     11.32%
Employee Stock Ownership Plan
622 Eagle Rock Avenue
West Orange, New Jersey 07052-2989

Tontine Partners, L.P.
Tontine Financial Partners, L.P.                       800,600(2)      9.86%
Tontine Management, L.L.C.
Tontine Overseas Associates, L.L.C.
Jeffrey L. Gendell
200 Park Avenue
Suite 3900
New York, New York 10166

John Hancock Mutual Life Insurance Company and
John Hancock Subsidiaries, Inc.                        611,000(3)      7.52%
P.O. Box 111
Boston, Massachusetts 02117

     and

The Berkeley Financial Group and
John Hancock Advisors, Inc.
101 Huntington Avenue
Boston, Massachusetts 02199

Dimensional Fund Advisors                              516,300(4)      6.36%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

William C.  Anderson                                   445,061(5)      5.28%
Chairman of the Board of Directors

Joseph L. LaMonica                                     522,417(6)      6.15%
President and Chief
Executive Officer

Patrick D. McTernan                                    221,001(6)      2.67%
Senior Executive Vice President,
General Counsel and Secretary

Lucy T. Tinker                                         237,651(6)      2.87%
Senior Executive Vice President
and Chief Operating Officer

Jeffrey J. Carfora                                     75,913(6)       0.93%
Executive Vice President and
Chief Financial Officer

                                                        Shares       Percent
                                                     Beneficially      of
                   Beneficial Owner                     Owned         Class
------------------------------------------------     ------------    -------
Barbara A. Flannery                                    74,321(6)       0.91%
Executive Vice President and
 Retail Banking Group Executive of the Bank

Directors and executive officers                    1,961,730(7)      20.85%
of the Company and the Bank
as a group (10 persons)

                                footnotes follow

--------------
(1) The amount reported represents shares held by the PennFed Financial Services, Inc. Employee Stock Ownership Plan (the "ESOP"), 454,957 of which have been allocated to accounts of participants. First Bankers Trust Company, Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants. Pursuant to the terms of the ESOP, participants in the ESOP have the right to direct the voting of shares allocated to participant accounts. Unallocated shares are voted by the trustee in the same proportion that the allocated shares are voted pursuant to participant instructions.

(2) As reported by Tontine Partners, L.P. ("TP"), Tontine Financial Partners, L.P. ("TF"), Tontine Management, L.L.C. ("TM"), Tontine Overseas Associates, L.L.C. ("TO") and Jeffrey L. Gendell on a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on March 8, 2000. TM is general partner of TF and TP and Mr. Gendell serves as the managing member of TM and TO. With respect to the 800,600 shares listed, TP reported shared voting and dispositive powers over 28,500 shares, TF reported shared voting and dispositive powers over 424,600 shares, TM reported shared voting and dispositive powers over 453,100 shares, TO reported shared voting and dispositive powers over 347,500 shares and Mr. Gendell reported shared voting and dispositive powers over all 800,600 shares.

(3) As reported by John Hancock Mutual Life Insurance Company ("JHMLIC"), JHMLIC's wholly-owned subsidiary, John Hancock Subsidiaries, Inc. ("JHSI"), JHSI's wholly-owned subsidiary, The Berkeley Financial Group ("TBFG"), and TBFG's wholly-owned subsidiary, John Hancock Advisers, Inc., ("JHA") in Amendment No. 4 to a Schedule 13G filed with the SEC on January 20, 1999. JHMLIC, JHSI, and TBFG reported indirect beneficial ownership of these shares. JHA reported sole voting and dispositive powers as to all of such shares.

(4) As reported by Dimensional Fund Advisors ("Dimensional") in a Schedule 13G filed with the SEC on February 3, 2000. Dimensional reported sole voting and dispositive powers over all shares listed.

(5) Includes 313,230 shares which Mr. Anderson has the right to acquire pursuant to stock options that are currently exercisable.

(6) Includes shares held directly, shares allocated to the accounts of the officers under the ESOP, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain members of the officers' families, by trusts of which the officer is a trustee or substantial beneficiary, with respect to which the officer may be deemed to have sole or shared voting and/or dispositive powers. Also includes 367,750, 141,784, 164,434, 47,834 and 47,834 shares which Mr.
     LaMonica, Mr. McTernan, Ms. Tinker, Mr. Carfora and Ms. Flannery, respectively, have the right to acquire pursuant to stock options that are currently exercisable.

(7) This amount includes shares held directly, shares allocated to the accounts of executive officers under the ESOP, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain of the group members' families, by certain related entities or by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or dispositive powers. This amount also includes an aggregate of 1,286,066 shares which directors and executive officers as a group have the right to acquire pursuant to stock options that are currently exercisable, and excludes 12,160 shares of which Mario Teixeira, Jr., a director of the Company, disclaims beneficial ownership.

                        PROPOSAL I. ELECTION OF DIRECTORS

General

     The Company's Board of Directors consists of six members, each of whom is also a director of the Bank. Each of the current directors of the Company has served in such capacity since its incorporation in March 1994. The Board is divided into three classes, each of which contains one-third of the Board. One-third of the directors are elected annually. Directors of the Company are generally elected to serve for three-year terms or until their respective successors are elected and qualified.

     The following table sets forth certain information, as of September 8, 2000, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why either nominee may be unable to serve, if elected. Except as disclosed in this Proxy Statement, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.

                                                                                              Shares of
                                                                                            Common Stock      Percent
                                             Position(s) Held       Director    Term to     Beneficially         of
              Name                Age         in the Company        Since(1)    Expire        Owned(2)         Class
-------------------------------  -----       ----------------       --------   --------      ---------        ------
                                                            NOMINEES
Joseph L. LaMonica                50    Director, President and       1987       2003          522,417         6.15%
                                        Chief Executive Officer
Mario Teixeira, Jr.               64    Director                      1971       2003       174,936(3)         2.14%

                                                   DIRECTORS CONTINUING IN OFFICE

William C. Anderson               52    Chairman of the Board         1979       2001          445,061         5.28%
Amadeu L. Carvalho                71    Director                      1990       2001          113,362         1.38%
Patrick D. McTernan               48    Director, Senior              1989       2002          221,001         2.67%
                                        Executive Vice
                                        President, General
                                        Counsel and Secretary
Marvin D. Schoonover              50    Director                      1990       2002           90,653         1.11%

(1) Includes service as a director of the Bank prior to the formation of the Company.

(2) Amounts include shares held directly, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain members of the director's family, held by certain related entities or held by trusts of which the director is a trustee or substantial beneficiary, with respect to which shares the respective director may be deemed to have sole or shared voting and/or dispositive powers. Amounts also include 367,750, 71,000, 313,230, 67,600, 141,874 and 59,600 shares which Messrs.
     LaMonica, Teixeira, Anderson, Carvalho, McTernan and Schoonover, respectively, have the right to acquire pursuant to stock options that are currently exercisable. With respect to Messrs. LaMonica and McTernan, amounts also include 15,665 shares which have been allocated to each of their respective accounts under the ESOP.

(3) Amount excludes 12,160 shares of which Mr. Teixeira disclaims beneficial ownership.

     The principal occupation of each director of the Company and each of the nominees for director is set forth below. All directors and nominees have held their present principal occupation for at least five years unless otherwise indicated.

     Joseph L. LaMonica--Mr. LaMonica has been President and Chief Executive Officer of the Company since its incorporation in March 1994, and of Penn Federal since 1988. Mr. LaMonica has served Penn Federal in various capacities since joining the Bank in 1980. He also is a member of the Board of Directors of the Saint James Foundation, a philanthropic organization, and serves in an advisory capacity to the Ironbound Ambulance Squad.

     Mario Teixeira, Jr.--Mr. Teixeira has been a licensed funeral director since 1961. He is owner and President of the Buyus Funeral Home in Newark and owns the Bernauer Funeral Home and the Rucki Funeral Home, both located in Newark, as well as the Shaw-Buyus Home for Services, located in Kearny, New Jersey. In addition, Mr. Teixeira is a partner in BRSB Preneed Association, a partnership specializing in funeral services.

     William C. Anderson--Mr. Anderson has been Chairman of the Board of the Company since its incorporation in March 1994. Mr. Anderson is also the Chairman of the Board and President of John Young Company, Inc., a real estate agency located in Caldwell, New Jersey.

     Amadeu L. Carvalho--Mr. Carvalho, retired Controller of the Singer Company, currently is in private accounting practice in Elizabeth, New Jersey. His practice includes tax services and business and strategic planning for small and medium size companies.

     Patrick D. McTernan--Mr. McTernan has been Executive Vice President, General Counsel and Secretary of the Company since its incorporation. He joined Penn Federal in 1989 as Senior Vice President and General Counsel and was promoted to Executive Vice President and General Counsel in 1992. He was named Senior Executive Vice President in 1999. He also serves as corporate Secretary. Prior to his employment with the Bank, he was a partner in the law firm of Adams and McTernan located in South Orange, New Jersey. He is currently a member of the Legal Committee of the New Jersey Savings League.

     Marvin D. Schoonover--Mr. Schoonover is a Senior Account Executive with the EMAR Group, Inc., an insurance agency located in Livingston, New Jersey, and is responsible for the marketing, sales and servicing of commercial property and casualty insurance. Mr. Schoonover first joined the EMAR Group, Inc. in 1980. Mr. Schoonover also is a licensed real estate salesperson.

Meetings and Committees of the Board of Directors

     Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. For the fiscal year ended June 30, 2000, the Board of Directors met 16 times. During fiscal 2000, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. The Board of Directors of the Company has standing Executive and Audit Committees.

     The Executive Committee is comprised of all members of the Board. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by Delaware law. This Committee did not meet during fiscal 2000.

     The Audit Committee is comprised of Chairman Anderson (Chairman) and Directors Carvalho and Teixeira. The Audit Committee reviews audit reports and related matters to ensure compliance with regulatory and internal policies and procedures. The Audit Committee met three times in fiscal 2000.

     The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors of the Company will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. The Board of Directors met one time in fiscal 2000 in its capacity as a nominating committee.

     Pursuant to the Company's bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 60 days prior to the meeting date. If, however, less than 70 days' notice of the date of the meeting is first given or made to stockholders by public notice or mail, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company's bylaws.

     Meetings and Committees of the Bank. The Bank's Board of Directors generally meets twice per month and may have additional special meetings upon the written request of the Chairman of the Board, the President or at least three directors. The Bank's Board of Directors met 24 times during the fiscal year ended June 30, 2000. During fiscal 2000, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. The Bank has standing Audit, Human Resources and Compensation Committees, as well as other committees which meet periodically. Set forth below is a description of certain committees of the Bank.

     The Audit Committee is responsible for the oversight of the Bank's Internal Audit Department and for the review of the Bank's annual audit report prepared by the Bank's independent auditors. Only non-employee directors may serve on the Audit Committee. The current members of the committee are Chairman Anderson (Chairman) and Directors Carvalho and Teixeira. The Audit Committee met four times during fiscal 2000.

     The Bank's Human Resources Committee is responsible for the review and approval of the numerous personnel policies of the Bank. This Committee addresses, among other things, the Bank's benefit programs and plans and affirmative action plan. The current members of the Human Resources Committee are Directors Teixeira (Chairman), Schoonover and LaMonica. The Committee met one time during fiscal 2000.

     The Bank's Compensation Committee, which acts as the compensation committee of the Company and the Bank, determines salary ranges and incentive compensation. This Committee is also responsible for administering the Stock Option and Incentive Plan and Management Recognition Plan (the "MRP"). The current members of the Compensation Committee are Directors Carvalho (Chairman) and Teixeira. This Committee met one time during the fiscal year ended June 30, 2000.

Director Compensation

     The Company's directors are not paid fees for their service in such capacity. Non-employee directors of the Bank were each paid a fee of $33,000 for fiscal 2000 except for the Chairman who received $69,000. Each non- employee director also received $400 for attendance at each meeting of the Board's standing committees and $5,000 for the payment of an annual life insurance premium. Chairman Anderson was awarded on July 27, 1999 an option to purchase 15,000 shares of Common Stock at an exercise price of $16.8125, with 20% of the option vesting immediately, an additional 20% vesting on July 27, 2000, and the remaining 60% vesting in equal increments on July 27, 2001, 2002 and 2003, respectively. For information regarding stock options granted in the last fiscal year to Director McTernan, see the table below captioned "Option Grants in Last Fiscal Year."

Executive Compensation

     The following table sets forth information regarding compensation paid to the Company's Chief Executive Officer and to the four highest earning executive officers of the Company and the Bank, each of whom earned a salary and bonus for fiscal 2000 in excess of $100,000 (the "Named Officers").

--------------------------------------------------------------------------------------------------------------------------
                                                SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------
                                                                                   Long-Term
                                                                                  Compensation
                                                                           ----------------------------
                           Annual Compensation                                       Awards
-------------------------------------------------------------------------- ----------------------------
                                                                            Restricted     Securities
                                                                              Stock        Underlying       All Other
                                                Salary         Bonus         Award(s)       Options        Compensation
    Name and Principal Position       Year       ($)            ($)            ($)            (#)             ($)(1)
--------------------------------   ---------- ----------  ---------------- ------------    -----------   -----------------
Joseph L. LaMonica,                   2000     $349,378       $   ---          ---              ---          $60,182
President and Chief                   1999      328,922           ---          ---              ---           62,260
 Executive Officer                    1998      290,004           ---          ---          100,000(2)        62,391

Patrick D. McTernan,                  2000     $194,250       $   ---          ---            3,084(3)       $49,106
Senior Executive Vice President,      1999      190,977           ---          ---              ---           52,540
 General Counsel and Secretary        1998      183,762           ---          ---           24,000(2)        54,143

Lucy T. Tinker,                       2000     $194,250       $   ---          ---            2,584(3)       $56,127
Senior Executive Vice President       1999      190,977           ---          ---              ---           59,103
 Chief Operating Officer              1998      185,000           ---          ---           25,000(2)        60,424

Jeffrey J. Carfora,                   2000     $120,000       $   ---          ---            3,084(3)       $31,868
Executive Vice President and          1999      116,461           ---          ---              ---           40,952
 Chief Financial Officer              1998      110,000           ---          ---           15,000(2)        43,529

Barbara A. Flannery                   2000     $120,000       $   ---          ---            3,084(3)       $31,798
Executive Vice President              1999      116,461           ---          ---              ---           40,398
 and Retail Banking Group             1998      110,000           ---          ---           15,000(2)        43,540
 Executive of the Bank

(1) Includes imputed income under the group term life insurance plan, income attributable under whole-life insurance policy, employer contributions to Penn Federal's 401(k) Plan and ESOP allocations, respectively, for fiscal 2000, 1999, and 1998 as follows: Mr. LaMonica - 2000: $2,165, $18,358,
     $2,650, and $37,009; 1999: $2,854, $15,109, $2,800 and $41,497; and 1998:
     $2,854, $12,014, $2,496 and $45,027; Mr. McTernan - 2000:$1,188, $8,409,
     $2,500, and $37,009; 1999: $1,566, $6,915, $2,562 and $41,497; and 1998:
     $1,581, $5,495, $2,040 and $45,027; Ms. Tinker - 2000: $3,575, $14,030,
     $1,513 and $37,009; 1999: $4,545, $11,629, $1,432 and $41,497; and 1998:
     $4,545, $9,326, $1,526 and $45,027; Mr. Carfora - 2000: $502, $0, $2,492,
     and $28,874; 1999: $571, $0, $2,329 and $38,052; and 1998: $370, $0, $1,883
     and $41,276; and Ms. Flannery - 2000: $502, $0, $1,869, and $29,427; 1999:
     $573, $0, $1,747 and $38,078; and 1998: $552, $0, $1,650 and $41,338.

(2) Adjusted for the two-for-one stock split in the form of a 100% stock dividend paid on the Company's common stock on February 10, 1998 (the "Stock Split").

(3) For information regarding this award, see the table below captioned "Option Grants in Last Fiscal Year."

     The following table sets forth certain information concerning stock options granted to the Named Officers in fiscal 2000. No stock appreciation rights were granted to the Named Officers during fiscal 2000.

----------------------------------------------------------------------------------------------------------------------
                                       OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------
                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                             Annual Rates of Stock
                                                                                              Price Appreciation
                               Individual Grants                                              for Option Term(2)
----------------------------------------------------------------------------------------------------------------------
                              Number of
                              Securities        % of            Total
                              Underlying       Options         Exercise
                               Options        Granted to       or Base
                               Granted        Employees         Price      Expiration
               Name            (#)(1)      in Fiscal Year       ($/Sh)        Date            5% ($)          10% ($)
------------------------  --------------  ----------------  ------------- -------------   --------------  ------------
Joseph L. LaMonica              ---             ---           $   ---          ---           $     ---       $     ---
------------------------  --------------  ----------------  ------------- -------------   --------------  ------------
Patrick D. McTernan           3,084            4.15           $16.8125      07/27/09         $  32,608       $  82,635
------------------------  --------------  ----------------  ------------- -------------   --------------  ------------
Lucy T. Tinker                2,584            3.48           $16.8125      07/27/09         $  27,321       $  69,238
------------------------  --------------  ----------------  ------------- -------------   --------------  ------------
Jeffrey J. Carfora            3,084            4.15           $16.8125      07/27/09         $  32,608       $  82,635
------------------------  --------------  ----------------  ------------- -------------   --------------  ------------
Barbara A. Flannery           3,084            4.15           $16.8125      07/27/09         $  32,608       $  82,635
----------------------------------------------------------------------------------------------------------------------

(1)  Option vested immediately upon grant.
(2) Each option has a term of ten years, commencing on July 27, 1999 and expiring on July 27, 2009.

     The following table sets forth certain information concerning stock option exercises during the last fiscal year and the number and value of stock options held by the Named Officers as of June 30, 2000.

-----------------------------------------------------------------------------------------------------------------------
                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
-----------------------------------------------------------------------------------------------------------------------
                               Shares                        Number of Securities           Value of Unexercised
                              Acquired                      Underlying Unexercised          In-the-Money Options
                                 on         Value          Options at FY-End (#)(1)             FY-End ($)(2)
                              Exercise    Realized       ------------------------------------------------------------
       Name                    (#)(1)        ($)         Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------         --------    --------       -----------    -------------    -----------    -------------
Joseph L. LaMonica              ---          ---           367,750           ---         $ 2,376,281         ---
Patrick D. McTernan           10,000      $77,500 (3)      141,784           ---         $ 1,017,963         ---
Lucy T. Tinker                  ---          ---           164,434           ---         $ 1,214,544         ---
Jeffrey J. Carfora              ---          ---            47,834           ---         $   264,031         ---
Barbara A. Flannery             ---          ---            47,834           ---         $   264,031         ---
-----------------------------------------------------------------------------------------------------------------------

(1)  Adjusted for the Stock Split.

(2) Represents the aggregate market value (market price of the common stock less the exercise price) of the in-the-money options based on the closing price of the common stock on the Nasdaq National Market on June 30, 2000 ($14.125). An option is in-the-money if the exercise price of the option is less than the market value of the common stock.

(3) Represents the difference between the market value of the shares acquired upon exercise at the time of exercise ($13.00 per share, the average of the high and low per share prices of the common stock on the Nasdaq National Market on the date of exercise) and the exercise price ($5.25 per share).

Employment Agreements

     On July 14, 1994, the Bank entered into employment agreements with Messrs. LaMonica and McTernan and Ms. Tinker, and on July 14, 1998, the Bank entered into employment agreements with Mr. Carfora and Ms. Flannery. Each employment agreement provides for an annual base salary in an amount not less than the employee's salary as of the time the agreement was executed and an initial term of three years. Each agreement provides for extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the agreement (i.e., each July 14), subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank. Each agreement provides for termination upon the employee's death, for cause or in certain events specified by the regulations of the Office of Thrift Supervision ("OTS"). Each employment agreement also is terminable by the employee upon 90 days' notice to the Bank.

     Each employment agreement provides for payment to the employee of the greater of his or her salary for the remainder of the term of the agreement, or 299% of the employee's base compensation, in the event there is a "change in control" of the Bank where employment terminates voluntarily or involuntarily in connection with the change in control or within 12 months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code of 1986 to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by the Bank for federal income tax purposes. For purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. ss.ss. 574.3 or 574.4. Such events are generally triggered prior to the acquisition of control of 10% of the Company's common stock. Each agreement also guarantees participation in an equitable manner in employee benefits applicable to executive personnel.

     Based on his or her current salary, if Mr. LaMonica, Mr. McTernan, Ms. Tinker, Mr. Carfora and Ms. Flannery had been terminated as of June 30, 2000, under circumstances entitling him or her to severance pay as described above, he or she would have been entitled to receive a lump sum cash payment of approximately $1,483,725, $781,666, $778,715, $332,871 and $315,631,
respectively.

Certain Transactions

     The Bank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. All loans by the Bank to its senior officers and directors are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank. Under applicable law, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In this regard, all outstanding loans to the Bank's directors and senior officers have been made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and did not involve more than the normal risk of collectibility.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Company's Board of Directors has furnished the following report on executive compensation:

     Penn Fed's Compensation Committee has responsibility for reviewing the compensation policies and plans for the Company and its affiliates. The policies and plans established are designed to enhance both short-term and long- term operational performance of the Bank and to build stockholder value through anticipated appreciation in the Company's common stock price.

     One of the Committee's primary objectives is to develop and maintain compensation plans which allow the Company to attract and retain quality executives at competitive compensation levels and which enhance stockholder value by aligning closely the financial interests of the Company's executives with those of its stockholders. In determining compensation levels, plans and adjustments, the Committee takes into account, among other things, compensation reviews made by third parties each year. These studies primarily compare the compensation of the Bank's officers to officers of other local financial institutions.

     With respect to Mr. LaMonica's base salary for the fiscal year ended June 30, 2000, the Committee took into account a comparison of salaries of chief executive officers of local financial institutions and financial institutions comparable in size to the Bank. Likewise, each executive officer's base salary was determined utilizing financial institution compensation surveys. Mr. LaMonica's base salary for fiscal year 2000 was increased by $20,000 from his base salary for fiscal year 1999 because the Committee determined that Mr. LaMonica was undercompensated when compared to chief executive officers of other institutions with the same asset size as the Bank and because of the Company's numerous achievements during fiscal 1999 attributable to the performance of Mr. LaMonica.

     The Bank and the Company have included stock option and restricted stock awards as key elements in their total compensation package. Equity based compensation provides a long-term alignment of interests and results achieved for stockholders with the compensation rewards provided to executive officers by providing those executives and others on whom the continued success of the Company most depends with a proprietary interest in the Company. In fiscal 1995, the Stock Option and Incentive Plan and the MRP were adopted, providing for the grant of several types of equity-based awards, including stock option and restricted stock awards. These plans were ratified by the Company's stockholders in fiscal 1995, and an amendment to the Stock Option and Incentive Plan increasing the number of shares available for issuance under the Stock Option and Incentive Plan was approved by the Company's stockholders in fiscal 1998. All of the Bank's executive officers have received awards pursuant to these plans.

     Through the compensation programs described above, a significant portion of the Company's executive compensation is linked to corporate performance. The Committee will continue to review all elements of compensation to ensure that the compensation objectives and plans meet the Company's business objectives and philosophy of linking executive compensation to stockholder interests of corporate performance as discussed above.

     In 1993, Congress amended the Internal Revenue Code of 1986 to add Section 162(m) to limit the corporate deduction for compensation paid to a corporation's five most highly compensated officers to $1.0 million per executive per year, with certain exemptions. The Committee carefully reviewed the impact of this legislation on the cost of the Bank's current executive compensation plans. Under the legislation and regulations adopted thereunder, it is not expected that any portion of the Company's employee compensation will be non-deductible in fiscal 2000 or in future years by reason of compensation paid in fiscal 2000. The Committee intends to review the Company's executive compensation policies on an ongoing basis, and propose appropriate modifications, if the Committee deems them necessary, to these executive compensation plans with a view toward implementing the Company's compensation policies in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m).

     The foregoing report is furnished by the Compensation Committee of the Board of Directors:

        Amadeu L. Carvalho, Chairman         Mario Teixeira, Jr.

Stock Performance Presentation

     The line graph below compares the cumulative total stockholder return on the common stock to the cumulative total return of a broad index (all Nasdaq U.S. Stocks) and a savings and loan industry index for the period June 30, 1995 through June 30, 2000.


                        PennFed Financial Services, Inc.


                        [PERFORMANCE GRAPH  APPEARS HERE]



Index                              6/30/95    6/30/96    6/30/97     6/30/98    6/30/99    6/30/00
--------------------------------------------------------------------------------------------------
PennFed Financial Services, Inc.   100.00     122.76     217.79      267.07     256.72     232.84
NASDAQ - Total US*                 100.00     128.39     156.14      205.58     296.03     437.27
SNL $1B-$5B Thrift Index           100.00     127.59     206.71      202.23     259.94     211.63



*Data Provided by CRSP

            PROPOSAL II. RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has renewed the Company's arrangement for Deloitte & Touche LLP to be its auditors for the 2001 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of Deloitte & Touche LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's next annual meeting must be received by its Secretary at the administrative office of the Company, located at 622 Eagle Rock Avenue, West Orange, New Jersey 07052-2989, no later than May 28, 2001 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's certificate of incorporation and bylaws and Delaware law.

     To be considered for presentation at the next annual meeting, but not for inclusion in the Company's proxy statement and form of proxy for that meeting, proposals must be received by the Company no later than August 26, 2001. If, however, the date of the next annual meeting is before October 5, 2001 or after December 24, 2001, proposals must instead be received by the Company by the later of the 60th day before the date of the next annual meeting or the tenth day following the day on which notice of the date of the next annual meeting is mailed or public announcement of the date of the next annual meeting is first made. If a stockholder proposal that is received by the Company after the applicable deadline for presentation at the next annual meeting is raised at the next annual meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in the Company's proxy statement for the next annual meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons owning more than 10% of a registered class of the Company's equity securities, to file periodic reports of ownership and changes in ownership with the SEC and to provide the Company with copies of such reports. Based solely upon information provided to the Company by the directors and officers subject to Section 16(a), all Section 16(a) filing requirements applicable to these persons were complied with during fiscal 2000.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that the Board of Directors, as proxy for the stockholder, will act in accordance with its best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's common stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telephone without additional compensation.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         William C. Anderson
                                         Chairman of Board

West Orange, New Jersey
September 25, 2000

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                        PENNFED FINANCIAL SERVICES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 25, 2000

     The undersigned hereby appoints the Board of Directors of PennFed Financial Services, Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on Wednesday, October 25, 2000 at the Radisson Hotel, located at 690 Route 46 East, Fairfield, New Jersey, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as follows:




 Please be sure to sign and date     Date ______________________________________
  this Proxy in the box below.


________________________________________________________________________________
      Stockholder sign above             Co-holder (if any) sign above


I.   The election of the following directors for three-year terms:

                For         Withhold         For All Except
                [_]            [_]               [_]


          JOSEPH L. LAMONICA              MARIO TEIXEIRA, JR.


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


________________________________________________________________________________


II. The ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 2001.


                For           Against           Abstain
                [_]             [_]               [_]


     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors recommends a vote"FOR" the election of the nominees named herein and"FOR" the ratification of the appointment of Deloitte & Touche LLP.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED HEREIN AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


 = Detach above card, sign, date and mail in postage-paid envelope provided. =

                        PENNFED FINANCIAL SERVICES, INC.

--------------------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The above signor(s) acknowledge(s) receipt from the Company, prior to the execution of this Proxy, of a Notice of the Meeting, a Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended June 30, 2000.

     Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                  PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
                THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
--------------------------------------------------------------------------------